Exhibit 7.    Consent of Independent Auditor


INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-35587 of United of Omaha Separate Account B of our report dated April 23, 1999, on the financial statements of United of Omaha Separate Account B and our report dated March 4, 1999, on the financial statements of United of Omaha Life Insurance Company appearing in the Prospectus, which is a part of such Registration Statement, and to the related reference to us under the heading "Independent Auditors" in such Prospectus.



DELOITTE & TOUCHE LLP



Omaha, Nebraska
April 23, 1999